UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 30, 2010

CAVICO CORP.
 (Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230
Huntington Beach, California  92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On December 30, 2010, Cavico Corp. (the “Company”) held its annual meeting of stockholders for the election of directors.  Stockholders representing 2,137,981shares out of a total of 4,010,295 outstanding shares of the Company’s common stock appeared at the meeting in person or by proxy, representing a quorum for the transaction of all business to be considered at the meeting.

At the meeting, Ha Quang Bui, Hung Manh Tran, Timothy Pham, Tuan Duong Hoang, Thanh Binh Huynh, Madhava Rao Mankal, and Philip Bolles were elected as directors.

The final vote tally was as follows:

1.             Proposal to elect directors to serve until the 2011 Annual Meeting of Stockholders.

Name of Nominee	Votes For	Votes Withheld
Ha Quang Bui	2,132,183	5,798
Hung Manh Tran	2,132,244	5,737
Timothy Pham	2,132,183	5,798
Tuan Duong Hoang	2,127,283	10,698
Thanh Binh Huynh	2,126,814	11,167
Madhava Rao Mankal	2,131,133	6,848
Philip Bolles	2,132,219	5,762

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: January 6, 2011	By:	/s/ Ha Quang Bui
Name: Ha Quang Bui
Chief Executive Officer